Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 27, 2020 relating to the financial statements of Progress Software Corporation and the effectiveness of Progress Software Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 27, 2020

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